UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 22, 2023

ALLIED HEALTHCARE PRODUCTS, INC.
(Exact name of Company as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Company’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01	AHPI	The NASDAQ Stock Market, LLC

Item 1.01	Entry into a Material Definitive Agreement

On February 22, 2023, Allied Healthcare Products, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Company’s Loan and Security Agreement with Summit Financial Resources, LLC dated effective February 27, 2017 (as previously amended, the “Credit Agreement”). The Amendment is effective as of February 19, 2023 and amends the Credit Agreement as follows:

-	The maturity date of the Credit Agreement was extended from February 20, 2023 to March 10, 2023.
-	In consideration of the extension of the maturity date, the Company will pay an extension fee to the lender of up to $42,500 as follows:
-	A first installment of $8,000 paid upon signing of the amendment,
-	A second installment of $14,500 payable on February 28, 2023, and
-	A third installment of $20,000 payable on March 6, 2023, provided that if the entire loan balance is paid down by March 3, 2023, this installment will be waived.

The foregoing summary of the amendment to the Credit Agreement is qualified in its entirety by reference to the Seventh Amendment to Loan and Security Agreement, a copy of which is filed herewith as Exhibit 99.1, and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)   On February 22, 2023, the Board of Directors (the “Board”) of the Company approved the appointment of the following officers:

-	Akash Amin, age 31, was appointed as President and Chief Restructuring Officer of the Company. Mr. Amin is a Director of the consulting firm MorrisAnderson and has been employed since September 2018. Mr. Amin has held interim-management positions as a CFO and Financial Advisor with underperforming and bankrupt companies, and has optimized recoveries in liquidations, receivership, and bankruptcy sales. Prior to joining MorrisAnderson, Mr. Amin founded and was CEO of a management consulting firm where he performed interim management services, buy and sell-side M&A financial due diligence, strategic advisory, and post-acquisition operational integration. Mr. Amin is a Certified Turnaround Professional (CTP).

-	Mark Welch, age 57, was appointed as Vice-President and Assistant Chief Restructuring Officer of the Company. Mr. Welch is a Principal of MorrisAnderson. Mr. Welch is a CPA and is a Certified Turnaround Professional (CTP). Mr. Welch has been employed with MorrisAnderson since January 1998. Mr. Welch has held interim-management positions as a CFO, CRO, CEO and Financial Advisor with underperforming and bankrupt companies, and has optimized recoveries in liquidations, receivership, and bankruptcy sales. He has specific expertise in environmental resolution, bankruptcy, forensic accounting, cost reduction, asset recovery, restructuring plans and liquidation. He has also testified in state and federal courts as an expert witness, prepared fraud cases for the government and testified in bankruptcy court.

Neither Mr. Welch nor Mr. Amin will receive compensation for their services which are being provided as part of MorrisAnderson’s restructuring services to the Company.

Each of Mr. Welch and Mr. Amin entered into indemnification agreements with the Company in the form filed as Exhibit 99.2 with this report on Form 8-K.

(e)   On February 22, 2023, the Board adopted the following compensatory arrangements which will benefit the Company’s Chief Financial Officer, Mr. Daniel C. Dunn:

The Board approved establishing a bonus pool for certain employees to provide incentives to remain employed with the Company and to maximize the value of the Company during the sale process that was previously approved by the Board and disclosed in a report on Form 8-K on January 31, 2023. The bonus pool will consist of 2.0% of the aggregate net proceeds, if any, resulting from any sales of the Company’s assets or business. Participants in the bonus pool include key employees of the Company, including Mr. Dunn, who will have a 25.0% share of any amount in the bonus pool.

The Board also approved a retention bonus for Mr. Dunn in the amount of $35,000, subject to the condition that he does not voluntarily terminate his employment prior to the completion of the sale process.

Item 9.01         Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit
Number	Description

99.1	Seventh Amendment to Loan and Security Agreement, dated effective as of February 19, 2023, by and between Allied Healthcare Products, Inc. and Summit Financial Resources, LLC
99.2	Form of Indemnification Agreement between the Company and Mssrs. Welch and Amin, dated February 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

Date: February 27, 2023	By:	/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer